SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2005

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-7677 .	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                   73107
    (Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ | Written communications pursuant to Rule 425 under the Securities Act

| __ | Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

LSB Industries, Inc.'s (the "Company"), wholly owned subsidiary, ThermaClime, Inc. ("ThermaClime"), and certain of ThermaClime's wholly owned subsidiaries, have entered into the Eighth Amendment to Loan and Security Agreement, dated February 28, 2005 (the "Amendment"), with Wells Fargo Foothill, Inc., as arranger and administrative agent for various lenders (the "Lender"). The Amendment amends the Loan and Security Agreement, dated April 13, 2001, as amended (the "Loan Agreement"). ThermaClime and its wholly owned subsidiaries that are parties to the Loan Agreement are "Borrowers" under the Loan Agreement.

The Amendment amends the Loan Agreement by, among other things, (a) extending the maturity date of the Loan Agreement from April 13, 2005, to April 13, 2009, (b) decreasing the interest rate on LIBOR based loans from the LIBOR rate plus 4.50%, to plus 2.00%, (c) decreasing the interest rate on non-LIBOR based loans from prime plus 2.00%, to plus 0.75%, (d) removing as a covenant and as a condition precedent to advances a covenant relating to the absence of any material adverse change in the Borrowers, and (e) changing the Borrowers' minimum EBITDA (as defined in the Amendment) to $16.1 million, $17.7 million, $13.7 million, and $16.0 million for the rolling 12 month periods ending each fiscal quarter in 2005, respectively, and to not less than $16.0 million for each 12 month period ending each fiscal quarter after December 31, 2005. The Company has been advised by its independent auditors that based on the elimination of the material adverse change clauses in the Loan Agreement and the extension of the maturity date, the Company may report the debt obligations under the Loan Agreement in accordance with the maturity of such debt, i.e., long term due after one year at December 31, 2004, etc.

Section 8 - Other Events

Item 8.01. Other Events.

On February 28, 2005, the Company issued a press release announcing the completion the Amendment. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9. Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Eighth Amendment to Loan and Security Agreement, dated February 28, 2005, between LSB Industries, Inc., ThermaClime, Inc., the subsidiaries of ThermaClime, Inc. that are signatories thereto, and Wells Fargo Foothill, Inc., as arranger and administrative agent for various lenders.

99.1 Press release dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2005.

LSB INDUSTRIES, INC.

By:  /s/ Tony M. Shelby
Tony M. Shelby,
Senior Vice President and
(Chief Financial Officer)